UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 980-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common units representing limited partner interests	HCLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Hi-Crush Partners LP (the “Partnership”) issued a press release on May 22, 2019 announcing the appointment of Michael Alan Oehlert as Chief Operating Officer of Hi-Crush GP LLC (the “General Partner”), the general partner of the Partnership, effective May 21, 2019.

Mr. Oehlert, age 56, joined Hi-Crush in July 2017 as Vice President, PropStream of the General Partner, and was promoted to Senior Vice President, PropStream in January 2019. Mr. Oehlert provided consulting services to various private equity firms prior to joining Hi-Crush and following his service as President and Chief Executive Officer of Patriot Artificial Lift LLC (“Patriot”), an artificial lift manufacturer and service company, from August 2013 to November 2015. At Patriot, he managed field operations, product development, and marketing. From October 2012 to August 2013, Mr. Oehlert served as President and Chief Executive Officer of Downhole Technology LLC (then known as National Boss Hog Energy Services LLC), a frac plug manufacturer, where he led product development, well-site operations, sales and marketing. Prior to Downhole Technology LLC, he was the south region General Manager at Integrated Production Services (now a division of SPN Well Services) from 2006 to 2012, where he managed coil tubing, slickline, swabbing, flowback, snubbing, artificial lift, and remedial pumping service lines. From 2000 to 2006, Mr. Oehlert held various manager-level operations positions, including for US Plungers and Scientific Microsystems Inc.

In connection with Mr. Oehlert’s appointment as Chief Operating Officer, Hi-Crush Services LLC (the “Company”) entered into an Employment Agreement with Mr. Oehlert, effective May 21, 2019 (the “Employment Agreement”). The initial term of the Employment Agreement is one year from the effective date of such agreement, with automatic extensions for additional one-year periods unless either party provides at least thirty days’ advance written notice of non-renewal.

Mr. Oehlert will receive an initial annualized base salary of $290,000 and is eligible for discretionary bonus compensation for each calendar year that he is employed by the Company (as applicable, the “Annual Bonus”), which the board of directors of the General Partner determined to be an initial annual incentive target value of 65% of base salary for the 2019 calendar year, and he is also eligible to participate in the Hi-Crush Partners LP First Amended and Restated Long Term Incentive Plan (the “LTIP”), with his initial annual long term incentive award target value to be 165% of his base salary.

Mr. Oehlert’s employment may be terminated by the Company with or without “Cause” (as defined in the Employment Agreement), by Mr. Oehlert for or without “Good Reason” (as defined in the Employment Agreement), due to Mr. Oehlert’s “Disability” (as defined in the Employment Agreement) or death, or due to expiration of the term of the Employment Agreement.

Upon Mr. Oehlert’s termination of employment for any reason, the Company shall pay Mr. Oehlert all unpaid base salary, all accrued, unused vacation time, if any, in accordance with the Company’s vacation policies as in effect from time to time, and any unreimbursed business expenses incurred prior to the date on which his employment terminates (as applicable, the “Termination Date”).

If the Company terminates Mr. Oehlert’s employment without Cause, or Mr. Oehlert terminates his employment for Good Reason, in each case prior to the expiration of the then-existing initial term or renewal term under the Employment Agreement, then, so long as Mr. Oehlert executes a release and abides by the confidentiality, non-solicitation, non-competition, and intellectual property terms of the Employment Agreement, (A) the Company shall make severance payments to Mr. Oehlert in a total amount equal to (i) twelve months of his base salary as of the Termination Date or (ii) if the Termination Date is within twenty-four (24) months following a “Change in Control” (as defined in the LTIP) (such period, a “CIC Protection Period”), eighteen months of his base salary as of the Termination Date plus one and a half times his target Annual Bonus for the calendar year in which the Termination Date occurs, (B) the Company shall reimburse Mr. Oehlert for the difference between the amount he pays to effect and continue COBRA coverage for himself, his spouse, and eligible dependents and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans, during the portion, if any, of the twelve-month (or, if the Termination Date is during a CIC Protection Period, eighteen-month) period following the Termination Date that Mr. Oehlert elects to continue coverage, (C) the Company shall pay Mr. Oehlert a pro-rata portion of the Annual Bonus for the calendar year in which the Termination Date occurs, (D) on the date that is sixty days following the Termination Date, all of Mr. Oehlert’s outstanding time-based equity awards granted pursuant to the LTIP shall be deemed to be fully vested as of the Termination Date, (E) on the date that is sixty days following the Termination Date, a pro-rata portion of Mr. Oehlert’s outstanding performance-based equity awards granted pursuant to the LTIP shall become earned based on actual performance through the Termination Date; provided that if the Termination Date is within a CIC Protection Period, all of Mr. Oehlert’s outstanding performance-based equity awards granted pursuant to the LTIP shall be deemed to be earned at target levels of performance, and (F) the Company shall pay Mr. Oehlert the Annual Bonus applicable to any prior completed calendar year to the extent the Annual Bonus has not been paid as of the Termination Date with respect to such calendar year.

If Mr. Oehlert’s employment is terminated due to his Disability or his death, then all of Mr. Oehlert’s outstanding time-based equity awards granted pursuant to the LTIP shall become fully vested on the Termination Date and a pro-rata portion of his outstanding performance-based equity awards granted pursuant to the LTIP shall become earned based on actual performance through the Termination Date.

In addition, under the Employment Agreement, Mr. Oehlert will be subject to restrictions on competition and solicitation during his employment and for a period of one year thereafter. The Employment Agreement also contains standard confidentiality covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

There are no arrangements or understandings between Mr. Oehlert and any other person pursuant to which he was selected to be Chief Operating Officer. There are no family relationships between Mr. Oehlert and any of the Partnership’s or General Partner’s officers or directors. There are no transactions between Mr. Oehlert and the Partnership that would be required to be reported under Item 404(a) of Regulation S-K.

As a result of Mr. Oehlert’s appointment as Chief Operating Officer of the General Partner, he will assume the role of principal operating officer of the Partnership, and Robert E. Rasmus will cease to be the principal operating officer of the Partnership as of May 21, 2019, but will continue in his role as Chief Executive Officer of the General Partner.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing Mr. Oehlert’s appointment as Chief Operating Officer described in Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated May 21, 2019, by and between Hi-Crush Services LLC and Michael Alan Oehlert.

99.1	Press Release issued on May 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: May 22, 2019	By:	/s/ Mark C. Skolos
Mark C. Skolos
General Counsel, Chief Compliance Officer and Secretary